Exhibit 99.26

AMENDED AND RESTATED MASTER TITLE PLANT ACCESS AGREEMENT

This Agreement is being executed for the purpose of providing Customer access to certain records or data owned by Property Insight or its providers and to certain services or software offered by or through Property Insight (collectively, the “Services”), pertaining to real property in the County or Counties as (each, a “County”) set forth on the applicable County Schedule(s) or to transactions relating to such real property.  The terms of each County Schedule, and all Appendixes thereto, are hereby incorporated into this Agreement by this reference.  This Agreement amends and restates that certain Master Title Plant Access Agreement dated March 4, 2005 between the parties hereto.

1.                                       DEFINITIONS.  (Note: Not all terms are applicable to all counties. See the county schedules.)

(a)                                  CUSTOMER.  “Customer” or “Customers” means the customer specifically indicated on the signature page of this Agreement, as well as each user specifically identified on the Schedules hereto so long as such user is an affiliate of the Customer so indicated on the signature page.

(b)                                 CUSTOMER STARTERS.  “Customer Starters” are Starters provided by Customer to Property Insight.

(c)                                  DATABASES.  “Databases” consist of certain designated records of Property Insight accessible via an on-line system. The PI/GI Database includes the property index (“PI”) and the General Index (the “GI” and sometimes known as the Individual/Corporation Index). Property Insight’s Corporation, Limited Partnership and Notary Inquiry System (“CPN System”) contains certain information provided to Property Insight by the Office of the Secretary of State.  The Image System contains electronic copies of certain Maps, Official Records and Starters (“Image System”). The Tax Service Database consists of tax, bond and assessment information.  Property Insight may develop, or acquire the right to offer access to, other Databases.  If access to any such other Database is made available by Property Insight to Customer, any special terms of such access shall be as set forth in an amendment hereto or on an amended County Schedule, as applicable.

(d)                                 RECON TRACKING SERVICE.  “Recon Tracking Service” consists of services for the purpose of tracking deeds of trust and reconveyances (“Reconveyance Tracking System”).  The Reconveyance Tracking System is designed to meet the requirements of California Civil Code Section 2941(b) (3), which sets forth a procedure in which a title insurer that has processed a pay-off of a deed of trust, can execute and record a Release of Obligation if the trustee does not record a Reconveyance within a specified period of time.

(e)                                  GROSS TITLE PREMIUMS.  “Gross Title Premiums” means all premiums and other fees charged by Customer for Title Orders (including cancellation fees), as well as any other reports or products in which Title Records are used and from which Customer generates income. To the extent applicable, such amounts shall be determined and reported by Customer to Property Insight on a County-by-County basis.

(f)                                    INQUIRY(IES).  “Inquiry(ies)” means any instance of accessing Property Insight Databases including but not limited to, Inquiry by Date/Document reference, General Index (AKA Individual/Corporation) and Property Information.  Each instance of such Inquiries may be counted separately to screen and/or to printer.

(g)                                 LOT BOOKS.  “Lot Books” consist of copies of indices in tangible form of recorded documents relating to parcels of real property in such County (for example, Numbered Tracts, Alphabetical Tracts, Ranchos and Sectional Lands).  Lot Books may be available as specified in such schedule.

(h)                                 MAPS.  “Maps” consist of copies of diagrams and other graphic representations of boundaries relating to parcels of real property in such County.

(i)                                     OFFICIAL RECORDS.  “Official Records” (excluding Maps) consist of copies of items recorded in the County Recorders’ Office.

(i)                                     PC or PCs.  “PC” or “PCs” means a single or group of terminals, workstations or personal computers of all types including printers or any method of accessing information from the Property Insight on-line Databases.

(k)                                  PROVIDER.  “Provider” means each of the persons which owns (or co-own) or distributes, furnishes, licenses or otherwise makes available to Property Insight information, software or other similar material which is made available to, or which is used (directly or indirectly) by Customer under this Agreement.

(l)                                     STARTERS.  “Starters” consist of copies of previously issued title products that are part of the Property Insight starters library from to time, which may include policies, commitments, preliminary reports, guarantees and binders as such products may be further specified in applicable schedules attached to this Agreement.

(m)                               TAX SERVICE.  “Tax Service” means tax data made available to Customer either by online databases or by manual access.

(n)                                 TITLE ORDER.  “Title Order” means an order, by a customer of Customer, of a Title Search and an examination thereof which may result in the issuance of an evidence of title (for example, a title policy, binder, guarantee, or endorsements) or delivery of other reports or products in which Title Records are used (for example, a preliminary report).

(o)                                 TITLE PLANT.  “Title Plant” means a currently maintained index of land records and copies of Official Records and other materials related thereto, excluding Starters, for a County.

(p)                                 TITLE RECORDS.  “Title Records” consist of land title records and materials (including on-line accessible Databases, Tax and Assessment records, Lot Books, Maps, portable media, and Official Records). The Title Records shall also include any additions and shall be subject to any deletions made through Property Insight’s customary daily input and purging procedures.

(q)                                 TITLE SEARCH.  “Title Search” means the functions of identifying, locating and copying the proper accounts and documents (including information from on-line accessible Databases, Lot Books, Maps, Official Records, and Starters) which are necessary for examining, reporting on and otherwise issuing an evidence of title on specific parcels of real property.

2                                          SERVICES.

(a)                                  Performance.  Property Insight will perform the Services identified in each County Schedule.  Such Services are subject to the terms and conditions of this Agreement, the terms and conditions set forth in the applicable County Schedule, and all Appendixes thereto.  As the posting of the computerized databases are dependent upon the receipt of the recorded documents from the county(ies), Property Insight shall make every attempt to maintain the currency of the Property and General indexes in a commercially reasonable manner. Lot Books, Maps, Official Records, Starters and other materials included in the Title Records are maintained in one or more formats or media determined by Property Insight (for example, on microfilm or paper or in electronic form as digital files) and Property Insight reserves the right to modify any such format or medium from time to time. Both parties recognize that Property Insight or its Providers may in the future acquire records and materials through purchase, lease, assignment or other method of transfer and that Property Insight may restrict, or may be restricted from allowing, Customer from using such records and materials. Any records and materials so acquired and restricted are not included in this Agreement.

(b)                                 Access.  For each County selected on a County Schedule, Property Insight grants Customer nonexclusive computerized title plant access during the normal working hours of the local title plant operation.  Consult the local operation for their hours of operation.  Additional service hours may be provided upon request by Customer at the then prevailing hourly rate, as set by Property Insight.  Such access and services are subject to all the other provisions of this Agreement.

(c)                                  Joint Ownership.  In certain Counties, selected Title Record information is jointly owned by Property Insight’s Providers and one or more other co-owners. Customer access to any such jointly-owned information may be provided by a County Schedule to this Agreement or by a separate agreement among Customer, Property Insight and the joint owner(s). If jointly-owned information is made available to Customer under this Agreement, the co-owner(s) is (are) identified on the applicable County Schedule for such County.  Co-Owners are protected collectively with Property Insight by all appropriate provisions of this Agreement wherever jointly-owned information is identified on the applicable County Schedule. The term “Property Insight” in such circumstances shall include the co-owner(s).

(d)           Training.  Property Insight will provide reasonable initial training in the use of Property Insight on-line systems or products at no additional charge per its then current training policies. Training may be provided by visits to Customer’s premises, by telephone, by Internet, or at a Property Insight office location, at Property Insight’s discretion.  Customer is responsible for training its new employees; however, additional training requested by Customer will be scheduled and provided on a resources available basis at Property Insight’s then current fee.

(e)                                  Special Services.  In the event that Customer requests Property Insight to supply special services, reports or items, Customer will pay the then-current fees for Property Insight labor, out-of-pocket expenses paid or incurred and an administrative fee. Property Insight will provide an estimate of such fees upon request.

(f)                                    No Other Services.  Property Insight shall not be obligated to furnish any information or service not specifically set forth in this Agreement or a County Schedule, including without limitation: (a) any tax, bond or assessment information; (b) any title engineer or other help for the purpose of verifying or creating a legal description of land involved in Customer’s Title Orders; or (c) any parking facilities for Customer’s employees.

(g)                                 Plant Location.  Property Insight shall have the right at any time to move the physical location of each of the Property Insight on-line systems, Databases, Title Records, or facilities from one location to any other location upon three (3) months prior written notice, provided, however, that if Property Insight proposes to move the physical location of any Title Records, it shall consult with the Customer(s) to in an effort determine an appropriate location therefor, taking into consideration the requests and convenience of all customers of Property Insight (including the Customer(s)) that use or are likely to use such Title Records.

(h)                                 Posting of Office Information.  In applicable counties, Property Insight shall post office information entries to the databases within 24 hours of receipt of the completed OI posting form.  Property Insight posts OI entries as a convenience to our customers and bears no liability for errors or omissions.

3.                                       FEES AND PAYMENT.

(a)           Fees.  The Customer indicated on the signature page of this Agreement shall, on behalf of all Customers, pay Property Insight the fees for the Services specified in the County Schedules and the Appendix for Technology Related Charges.  Any monthly minimum fee shall be due and payable regardless of whether or not Customer finds it necessary to use the applicable Service.  The fees and charges do not include taxes. Customer will pay, or reimburse, Property Insight for payment of, any applicable sales, use, personal property or similar taxes and any government charges based on transactions hereunder, exclusive of corporate income or franchise taxes based on Property Insight’s net income.  Property Insight may increase the fees set forth in each County Schedule as follows: (i) annually on the anniversary date of the Agreement by the percentage amount indicated by the annual change in the Consumer Price Index for urban wage earners and clerical workers for the national average as compiled by the U.S. Department of Labor, Bureau of Labor Statistics (“Index”) for the twelve (12) months immediately preceding the adjustment date, except where fees are based on Gross Title Premiums; (ii) monthly where the cost increases to acquire documents or other media necessary to create or provide the Title Records, except where fees are based on Gross Title Premiums; and (iii) triennially on the anniversary date of this Agreement to amounts which reflect the then current market rates for the Services for each County charged by Property Insight to its other customers.

(b)                                 Reports.  For any Fees based upon Gross Title Premiums, Customer must furnish a written report to Property Insight on or before the 10th day of each month showing the information necessary to enable Property Insight to determine the amount of Gross Title Premiums for the prior month. This information shall be confidential to and used by Property Insight’s auditors, accounting personnel and management and shall not be used for other purposes by Property Insight. The report form shall be designed and furnished by Property Insight and signed by an officer of Customer.  For any Fees based on number of inquiries or orders or the like, Property Insight shall furnish a written inquiry report to Customer on or before the 10th day of each month, setting forth the number of inquiries, orders, etc. by Customer in the prior month and otherwise providing Customer with such other information regarding the procedure and methods used to count inquiries, orders, etc. for purposes of this Agreement.

(c)           Due Date.  Customer shall pay all sums which are due and payable to Property Insight within 30 days after the invoice date, with the exception of fees based on Gross Title Premiums (including any applicable minimum monthly fee) which are due and payable together with the report for such month on or before the 10th day of each month. Customer will be in default under this Agreement whenever Customer fails to pay any sum due to Property Insight for a period of fifteen (15) days after the sum has become due and payable.

(d)           Audit.  Should any of Customer’s fees be based on Gross Title Premiums, Property Insight shall have the right to audit the accounts of Customer, at the expense of Property Insight, in order to verify the correctness of the sums of money being paid to Property Insight by Customer. These audits shall be conducted so as not to unreasonably interfere with the normal business routine of Customer. Upon request of Property Insight, Customer shall supply the following to Property Insight at the end of each fiscal year: (i) a copy of Customer’s reports to the Insurance Commissioner of the State; or (ii) audited financial statements for each County in which fees due hereunder are based upon Customer’s Gross Title Premiums in such County.

4.             TERM.

(a)           Term.  Unless sooner terminated in accordance with the provisions hereof, this Agreement shall continue in effect.

(b)           Termination.  The obligation to provide Services under this Agreement may be terminated by any of the following means:

(1) at any time by mutual agreement of the parties hereto, in which event the obligation to provide Services under this Agreement shall terminate as of the date specified by the parties;

 (2) as to Customer, at any time by Property Insight, if Customer breaches any warranty or fails to perform any material obligation hereunder, and such breach is not remedied within 30 days after written notice thereof to Customer, in which event the obligation to provide Services under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and Customer is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default; and provided, further, that , to the extent that such breach or default concerns one or more, but not all, of the Counties for which Services are provided hereunder, the termination of the obligation to provide Services under this Agreement as to such Counties shall not affect the effectiveness of this Agreement to the obligations of Property Insight to the other Counties nor the obligations of Customer regarding the other Counties (other than the County(ies) affected by the default or breach) to Property Insight;

(3) as to Property Insight, at any time by Customer, if Property Insight breaches any warranty or fails to perform any material Service obligation hereunder, and such breach is not remedied within 30 days after written notice thereof to Property Insight, in which event the obligations of Customer under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and Property Insight is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default; and provided, further, that, to the extent that such breach or default concerns one or more, but not all, of the Counties for which Services are provided hereunder, the termination of the obligations of Customer under this Agreement as to such Counties shall not affect the effectiveness of this Agreement to the obligations of Customer regarding the other Counties nor the obligations of Property Insight (other than the county or counties affected by the default or breach) to Customer;

(4) as to Customer, at any time by Property Insight, if Customer shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the federal Bankruptcy Code, (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (f) take any company action for the purpose of effecting any of the foregoing, in which event as to Customer the obligation to provide Services under this Agreement shall terminate immediately;

(5) as to Property Insight, at any time by Customer, if Property Insight shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the federal Bankruptcy Code, (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (f) take any company action for the purpose of effecting any of the foregoing, in which event the obligations of Customer under this Agreement shall terminate immediately;

(6) as to Customer, on or after the 5th anniversary of the date on which this Agreement becomes effective (the “Effective Date”), by Property Insight, upon 5 years’ prior written notice to Customer as to one or more Counties; provided that the termination of the obligation to provide Services under this Agreement as to such Counties shall not affect the effectiveness of this Agreement to the obligations of Property Insight with respect to the other Counties nor the obligations of Customer with regard to the other Counties;

(7) as to Property Insight, on or after the 5th anniversary of the Effective Date, by Customer, upon 5 years’ prior written notice to Property Insight as to one or more Counties, provided that the termination of the obligation to provide Services under this Agreement as to such Counties shall not affect the effectiveness of this Agreement to the obligations of Property Insight with respect to the other Counties nor the obligations of Customer with regard to the other Counties; or

(8) as to Property Insight, at any time by Customer, if there has been a change in control of Property Insight; it being understood, that for purposes of this provision, “change of control” means a reorganization, merger, share (or LLC ownership interest) exchange or consolidation, or sale or other disposition of more than 50% of the LLC ownership interests in, or all or substantially all of the assets or business of, Property Insight, other than a transaction in which no person or entity, other than Fidelity National Information Solutions (“FNIS”) or an entity controlled by FNIS, will have beneficial ownership, directly or indirectly, of 50%

or more of the LLC ownership interests of Property Insight or the power to appoint the LLC manager(s) or vote in the election of directors, provided, however, that “change in control” and a “change of control” shall not include the merger transaction (or any transaction or transfer occurring as part of or in connection with such merger transaction) contemplated by the Agreement and Plan of Merger dated as of September 14, 2005 (as amended, the “Certegy Merger Agreement”) among Certegy Inc., C Co Merger Sub, LLC (“Merger Co”), and Fidelity National Information Services, Inc.

5.                                       OWNERSHIP AND USE.

(a)                                  Ownership.  All Title Records and all programs, Databases, manuals and documentation relating to any Service, Database or system (including without limitation, compression, storage, and retrieval techniques and formats and any enhancements made thereto) are and shall remain the property of Property Insight or its Providers.  Customer agrees to not make copies of such manuals and documentation.  Customer agrees to return all applicable Property Insight property upon termination of this Agreement or of a County Schedule.

(b)                                 Customer Use.  Title Records made available to Customer under this Agreement are to be used by Customer solely for the purpose of conducting Title Searches of specific parcels of real property and examinations thereof in connection with bona fide Title Orders of Customer.  Without limiting the generality of the foregoing, Customer agrees that access to the Title Records shall not be utilized by Customer or any of its employees for the purpose of furnishing any Title Record information to any other title insurance company, title company, or any person, firm or corporation except Customer and Customer’s customers in the ordinary course of its business.  However, Customer shall have the right to utilize the Title Records to furnish the usual customer service as to inquiry by customers of Customer as regards specific parcels of land or specific documents covered in such Title Records; provided that Customer shall not deliver a copy of any Starter (other than a Customer Starter) to any other person.

(c)                                  No Tours or Demonstrations.  Customer will not (1) conduct any ‘tour’ of, or give access to, any facility where the Title Records are located, or (2) demonstrate the use of the Property Insight on-line system or other systems, or make the documentation for such systems available, except to train persons who are authorized employees and contractors of Customer acting within the scope of this Agreement provided, however, that Customer may in the course of its business demonstrate such systems within Customer’s own facilities.

(d)                                 Nonexclusive Use. It is recognized by the parties that Property Insight shall continue to use the Title Records in the usual and ordinary course of business while at the same time furnishing services to Customer as well as others.

(e)                                  Advertisement of Use or Ownership. During the term of the Agreement, Customer shall not publicize to the public that Customer owns any Title Records or Property Insight Title Plant or has any interest therein except such rights as are specifically granted to Customer by this Agreement. Likewise, during the term of this Agreement, Property Insight shall not, in any advertisement or publicity, state that Customer is dependent upon Property Insight for use of the Title Records or any Property Insight facility. Property Insight may, however, publicize to whatever extent it may desire, its ownership of the Title Records and its facilities and services.

(f)                                    Due Care.  Customer agrees to exercise due care in the use of Property Insight facilities, services, systems and information, so as to prevent loss or damage. Each party agrees that it shall be liable to the other (and, if applicable, its Providers) for any loss or damage to any property of the other or any Providers arising out of a failure to exercise due care or arising out of an intentional, dishonest or fraudulent act of an employee of such party.

(g)                                 Customer Title Plant.  Customer agrees that if at any time during the term of this Agreement it elects to build or participate in the building of a Title Plant or to continue the maintenance of its existing Title Plant for any County, it shall do so without the use of any Title Records obtained from a Property Insight facility or via any Property Insight on-line system. An election by Customer to build or participate in the building of a Title Plant or the maintenance of its existing Title Plant shall not discharge or relieve Customer of any of its obligations under this Agreement.

(h)                                 Compliance with Laws and Regulations.  Customer agrees to use information received from Property Insight in compliance with all applicable Federal, State and local laws and regulations, including without limitation, the Federal Credit Reporting Act (U.S.C.A. Title 15, Chapter 41, Subchapter III), as amended from time to time.

(i)                                     Exclusive Use of Property Insight Services.  With respect to the Title Plant access Services hereunder that Property Insight will provide to each Customer as of the Effective Date, each Customer agrees to use Property Insight exclusively for Title Plant access in all of the geographic locations described on the schedules hereto at all times during the term of this Agreement, subject in all cases to the termination provisions set forth in Section 4 and to the provisions of this Section 5(i).  To the extent that, after the Effective Date, Property Insight has or acquires the right to obtain Title Plant access for a geographic location in which a Customer is doing business and is receiving Title Plant access from any other party (other than Property Insight or a direct subsidiary of such Customer), then, so long as the service levels and pricing offered by Property Insight for Title Plant access in that geographic location are as good or better than the service levels and pricing in effect with such other party, if requested by Property Insight, such Customer agrees to (x) terminate its Title Plant access contract with such other party at the earliest date permitted without incurring a termination fee or penalty and (y) enter into a contract with Property Insight for the provision of Title Plant access (similar to that provided hereunder) to the applicable geographic location.  Furthermore, each Customer agrees that, so long as Title Plant access Services are being provided to it hereunder, to the extent that (A) such Customer determines to enter into a service arrangement with any other party (other than a direct subsidiary of such Customer) to obtain Title Plant access in any geographic location not covered by the schedules to this Agreement, (B) Property Insight can obtain access to Title Plants in that geographic location, and (C) the service levels and pricing offered by Property Insight for such Title Plant access in the applicable geographic location are as good as or better than the service levels and pricing offered by such other party, then if requested by Property Insight, such Customer agrees to obtain such Title Plant access for the applicable geographic location from Property Insight exclusively.  If the service levels or pricing terms offered by Property Insight for Title Plant access in such other geographic location(s) pursuant to this Section are not as good or better than those offered by the other applicable party and if the applicable Customer has otherwise complied with the provisions of this Section, then nothing contained herein shall restrict or limit the ability of such Customer to enter into any service arrangement with another party to obtain Title Plant access in any other geographic location(s).  Notwithstanding the foregoing, nothing in this Section

5(i) shall preclude Customer from utilizing generally available non-title-based search services (such as publicly available material accessible on the internet) for single record searches or specific searches (such as an internet search of court records or UCC financing statements) that do not involve access to title plants or what would customarily be considered to be full service title plant information or involve obtaining title plant search services from any entity that would reasonably be viewed as a competitor of Property Insight.

6.                                       DISCLAIMERS AND LIMITATION OF LIABILITY.

(a)           Disclaimer of Liabilities.  Except as expressly set forth herein, Property Insight and Customer agree that Property Insight (and, if applicable, its Providers) assumes no liability and shall not be held liable to Customer, or to Customer’s customers or insureds, or to any other person to whom Customer may furnish any title policy, binder, guarantee, endorsement or other title assurance, or any report or title information, by reason of any error or omission or assertion of error or omission in any information (including any Title Records obtained from a Property Insight facility or via an on-line system and furnished to Customer by Property Insight) or resulting from the use of any Service or deliverable. PROPERTY INSIGHT MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE ACCURACY OR COMPLETENESS OF THE TITLE RECORDS MADE AVAILABLE TO CUSTOMER, WHETHER IN TANGIBLE FORM OR VIA AN ON-LINE SYSTEM OR CONCERNING ANY PRODUCT. Customer agrees that in no event shall Property Insight (and, if applicable, its Providers) be liable for any lost profits or for any special, consequential or exemplary damages, even if Property Insight has been advised of the possibility of such damages.

(b)                                 Limitation of Liability.  In the event that Customer discovers an error, defect or omission in any Title Record, Property Insight’s sole obligation, and Customer’s exclusive remedy with respect thereto, is to replace such Title Record with a duplicate copy of the applicable record if a better copy of the record is available from the source.

(c)                                  Third-Party Providers.  Certain materials and information provided or made available to Customer under this Agreement are obtained by Property Insight from third party Providers. In the event that any such Provider fails to deliver (or delays the delivery of) such material or information (through no fault of Property Insight) or in the event that any such Provider materially and adversely modifies the conditions or cost to Property Insight of obtaining such material or information, then Property Insight, at its option, may: (i) use reasonable efforts to seek alternative sources of supply on commercially reasonable terms; or (ii) suspend or terminate its obligations to Customer under this Agreement whether with respect to the portion of such Agreement which relates thereto or with respect to the entire Agreement upon thirty (30) days written notice; or (iii) notwithstanding any other provision of this Agreement to the contrary, increase the applicable fees or charges upon thirty (30) days written notice; or (iv) any combination of the foregoing. Property Insight will incur no liability to Customer with respect to any action or omission under this Section. In the event that Customer receives a notice pursuant to this Section substituting a service or increasing the price thereof, then Customer may terminate such service if it notifies Property Insight within thirty (30) days after receipt of notice from Property Insight regarding such service.

(d)                                 Injury or Property Damage.  Property Insight shall not be liable for injuries to any employees, guests or invitees of Customer nor for damage to property of Customer caused by the conditions of any Property Insight facility, except for injury or damage arising from Property Insight’s gross negligence or willful misconduct.  Customer agrees to neither hold nor attempt to hold Property Insight, its agents or employees liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accidents in or to the premises, or adjacent to the premises or in other parts of the premises in which Title Records are stored, accessed or located, whether by reason of the negligence or fault of Property Insight, another customer or any other person.  Property Insight shall not be liable for any injury or damage occasioned by gas, smoke, rain, snow, wind, ice, hail, water, lightning, earthquakes, war, civil disorder, strike, defective electrical wiring or the breaking or stoppage of the plumbing or sewage upon or in the building or adjacent premises, whether the breakdown or stoppage results from freezing or otherwise and no matter how often injury or damage occurs

7.                                       INDEMNIFICATION.

(a)                                  Alleged Errors or Omissions.  If Customer, or any customer of Customer or any other person claims or asserts that Property Insight or its Providers have any liability by reason of an error or omission in any information (including Title Records obtained from any Property Insight facility or via an on-line system) furnished to Customer by Property Insight or resulting from the use of any Service or deliverable, Customer agrees to indemnify and hold Property Insight, its affiliates and its Providers, and their respective directors, officers, employees and agents (the “Indemnified Parties”) harmless from and against the claim or demand, including all costs, expenses, attorneys’ fees and actual loss or losses incurred or sustained by reason of the claim or assertion.

(b)                                 Personal Injury and Property Damage.  Customer accepts the premises where the Title Records used by Customer are located and agrees to defend, indemnify and hold the Indemnified Parties harmless from any and all claims, damages, liabilities, losses or actions, including costs, expenses and attorneys’ fees, arising out of actions or claims by employees, guests or invitees of Customer, by reason of death, injuries to person or damage to property arising out of or relating to use of such premises or use of any equipment located on such premises, except in instances where Property Insight has engaged in grossly negligent activities or willful misconduct.

(c)           Other Matters; Violation of Law.  Customer will indemnify, defend and hold harmless the Indemnified Parties, against and in respect to any and all claims, damages, liabilities, losses or actions, including costs, expenses and attorneys’ fees, arising out of actions or claims which any Indemnified Party may at any time suffer, incur, or become subject to as a result of or in connection with any of the following: (i) the inaccuracy of any representation made by Customer; (ii) Customer’s breach of, or failure to perform, any of its warranties, covenants, promises, or obligations arising under this Agreement; or (iii) Customer’s violation of any Federal, State or local law or regulation; except in instances where Property Insight has engaged in grossly negligent activities or willful misconduct.

(d)                                 Procedures.  When a claim or assertion is made, Property Insight agrees to promptly give notice to Customer. Customer shall have the right, if it so elects, to provide for the defense of Property Insight, in any action or litigation based upon or involving the claim or assertion, by counsel of Customer’s own choosing, and approved in writing by Property Insight, at Customer’s own expense and to pursue litigation to final determination. Customer shall also have the right, whether or not any action or litigation results, to compromise or settle the claim on behalf of Property Insight but at the sole cost of Customer.

8.             GENERAL TERMS AND CONDITIONS.

(a)           Force Majeure.  If at any time either party to the Agreement is prevented from performance when due (other than performance consisting of payment of money) by a disaster such as or resulting from flood, hurricane, cyclone, earthquake, fire or other event commonly referred to as an Act of God, causing extensive destruction or damage; or by acts of war, riot, unlawful assembly, strikes, explosions, peaceful protest gatherings or other similar events causing or accompanied by a lack of access or extensive destruction; so that it is impossible or unreasonably difficult for that party to perform, then its failure to perform when performance is due shall be deemed excused. Provided, however, that party must take all reasonable steps to remedy its non-performance or delay in performance with the least possible delay, and by doing whatever may reasonably be done to mitigate the adverse effect of its non-performance upon the other party to this Agreement.

(b)           Dispute Resolution.  If either party institutes an action against the other party for breach of this Agreement, at Property Insight’s option, arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association (“AAA”). The arbitration shall be conducted in Los Angeles by a single arbitrator. If the parties have not agreed to a mutually acceptable arbitrator within thirty (30) days of the date of the notice to arbitrate, the arbitrator shall be selected by the AAA from its regularly maintained list of commercial arbitrators familiar with matters similar to the subject of this Agreement. The arbitrator shall conduct a single hearing for the purpose of receiving evidence and shall render a decision within thirty (30) days of the conclusion of the hearing. The parties shall be entitled to require production of documents prior to the hearing in accordance with the procedures of the Federal Rule of Civil Procedure, shall exchange a list of witnesses, and shall be entitled to conduct up to five (5) depositions in accordance with the procedures of the Federal Rules of Civil Procedure. The decision of the arbitrator shall be binding and final. The arbitrator may award only compensatory damages, and not exemplary or punitive damages. In the event a party asserts multiple claims or causes of action, some but not all of which are subject to arbitration under law, any and all claims subject to arbitration shall be submitted to arbitration in accordance with this provision.

(c)           Attorneys’ Fees and Costs.  If either party institutes an action against the other party for breach of this Agreement, the successful party shall be entitled to recover costs, expenses and attorneys’ fees as the court (or if applicable, the arbitrator) directs.

(d)           Interpretation.  This Agreement is to be construed under the laws of the State of California; provided that the Services will be performed in accordance with the laws of the State where such Services are performed. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement, or their application to any person, corporation, other business entity, or circumstance is to any extent adjudged invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement and their application to other persons, corporations, business entities, or circumstances shall not be affected and shall be valid and enforceable to the fullest extent permitted by law.  This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties prepared this Agreement. The headings of each section and paragraph are to assist in reference only and are not to be used in the interpretation of this Agreement.  Nothing contained in this Agreement is to be deemed to constitute an association, partnership or joint liability between the parties. The parties have no intention or thought to agree between themselves, or even to confer together, as to fees or premiums to be charged by them to their customers, or as to any other processes or practices of either party.

(e)           Assignment or Transfer.  This Agreement cannot be assigned, in whole or in part, by Customer without the prior written consent of Property Insight, which consent shall not be unreasonably withheld. If Customer’s rights and benefits in this Agreement are transferred in whole or in part by involuntary method, or by operation of law, Property Insight shall have the right to terminate this Agreement if the result is not satisfactory to Property Insight.  Any assignment in contravention of this Section shall be void.  Property Insight may assign the Agreement to any affiliated company by providing 30 day notice to the Customer, provided, however, that the parties hereby agree and acknowledge that, in the event of the consummation of the merger transaction contemplated by the Certegy Merger Agreement, then to the extent applicable for purposes of this Agreement, Merger Co shall be a permitted affiliated company successor or assignee of Property Insight.

(f)            Benefit.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is solely for the benefit of the parties hereto and no third party will have the right or claim to the benefits afforded either party hereunder.

(g)           Compliance with Laws and Regulations.  Customer agrees to use information received from Property Insight in compliance with all applicable Federal, State and local laws and regulations, including without limitation, the Federal Credit Reporting Act (U.S.C.A. Title 15, Chapter 41, Subchapter III), as amended from time to time.

(h)           Survival.  Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, all terms, provisions or conditions required for the interpretation of this Agreement or necessary for the full observation and performance by each party hereto of all rights and obligations arising prior to the date of expiration or termination, shall survive such expiration or termination.

(i)            Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject contained in it and supersedes all prior and contemporaneous agreements, both oral and written, representations and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement is to be considered a waiver of any other provision, whether or not similar, nor is any waiver to constitute a continuing waiver. No waiver shall be binding unless set forth in a writing executed by the party making the waiver.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

(i)            Schedules.  Each of the Schedules, Addenda and Exhibits attached to this Agreement (initially or by way of amendment) are incorporated herein by reference as if set forth in full.

(j)            Notices.  All written notices permitted or required to be given under this Agreement may be personally delivered to the office of the other party(s), or shipped via a nationally recognized overnight courier service, or mailed to the office of the other party(s) by Certified United States Mail.  Each notice shall be addressed to the address set forth under the party’s signature. Any notice delivered hereunder will be effective on the date delivered when delivered personally or by overnight courier, or on the third business day after mailing if mailed by Certified United States Mail.  Either party may, by written notice to the other via first class mail, change its address for notices.

1.AGREEMENT EXECUTION INSTRUCTIONS:
1.	This page must be executed to initiate this Agreement.
2.	Each County Schedule must be executed to initiate access to the respective Counties.
	a.	Service and/or fee changes are affected by execution of a new County Schedule.
	b.	Each County Schedule execution date is to be updated on the County Schedule Index page.

IN WITNESS WHEREOF, the parties have executed this Exhibit as follows:

Property Insight:		Customer:

PROPERTY INSIGHT, LLC		ROCKY MOUNTAIN SUPPORT SERVICES, INC.
601 RIVERSIDE AVENUE JACKSONVILLE, FL 32204 PHONE		601 RIVERSIDE AVE. JACKSONVILLE, FL 32204 PHONE: (888) 934-3354

By:	/s/ Michael L. Gravelle	By:	/s/ Raymond R. Quirk

Title: Senior Vice President		Title: Chief Executive Officer

Print Name: Michael L. Gravelle		Print Name: Raymond R. Quirk

Email Address: michael.l.gravelle@fnf.com		Email Address: rquirk@fnf.com

Date: February 1, 2006		Date: February 1, 2006

Address for Notices:		Address for Notices:☒ Same as above

PROPERTY INSIGHT
601 RIVERSIDE AVENUE
JACKSONVILLE, FL 32204
ATTN: PRESIDENT
PHONE:
FAX:

ATTN:
WITH A COPY TO:
PHONE:
FIDELITY NATIONAL INFORMATION SERVICES
601 RIVERSIDE AVENUE		FAX:
JACKSONVILLE, FL 32204
ATTN: GENERAL COUNSEL
PHONE:
FAX: